Asset Backed Securities Portfolio Analysis
Credit Suisse First Boston
ABSC 2005-HE4
5,360 records
Balance: 966,594,700
All records

Selection Criteria: All records
Table of Contents

1.

 Debt-to-Income

1. Debt-to-Income

Debt-to-Income	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0.01 - 5.00	14	$2,373,651.31	0.25%	570	74.80%	7.079%	79.50%
5.01 - 10.00	21	3,222,064.40	0.33	626	72.04	7.285	79.00
10.01 - 15.00	36	6,460,291.77	0.67	622	78.90	7.288	87.26
15.01 - 20.00	103	14,763,080.19	1.53	607	77.69	7.190	93.70
20.01 - 25.00	237	34,282,705.66	3.55	614	77.90	7.352	93.90
25.01 - 30.00	413	61,823,672.62	6.40	613	78.78	7.313	94.21
30.01 - 35.00	615	105,932,898.35	10.96	618	78.57	7.230	95.34
35.01 - 40.00	906	162,103,717.77	16.77	618	80.40	7.226	94.99
40.01 - 45.00	1,169	217,002,781.02	22.45	623	80.54	7.234	95.56
45.01 - 50.00	1,557	303,458,569.81	31.39	620	82.07	7.280	95.01
50.01 - 55.00	275	52,525,250.87	5.43	582	70.77	6.990	98.29
55.01 - 60.00	14	2,646,016.37	0.27	587	70.09	6.385	89.53
Total:	5,360	$966,594,700.14	100.00%	617	79.92%	7.240%	95.08%

Min: 0.01
Max: 59.08
WA: 40.40

Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
www.csfb.com
Apr 19, 2005 10:47

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.